Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

RumbleOn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)		Maximum Aggregate Offering Price(2)		Fee Rate		Amount of Registration Fee(2)
Fees to be Paid	Equity	Class B Common Stock, $0.001 par value	Other	6,837,761	$23.82		$162,875,467		.0000927		$15,099
Fees to be Paid	Equity	Class B Common Stock, par value $0.001 per share underlying Warrants	Other	1,217,738	$23.82		$29,006,520		.0000927		$2,689
Fees to be Paid	Debt	6.75% Convertible Senior Notes due 2025	Other	$38,750,000	100%		$38,750,000		.0000927		$3,593
Fees to be Paid	Debt Convertible to Equity	Class B Common Stock, par value $0.001 per share underlying the Notes	Other	968,750		(3)		(3)		(3)		(5)
	Total Offering Amounts						$230,631,987				$21,381
	Total Fee Offsets										$29,528
	Net Fee Due										$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
						Rule 457(p)
Fee Offset Claims	RumbleOn, Inc.	S-3	333-260151	October 8, 2021		$19,864.23		Equity	Class B Common Stock, $0.001 par value	5,791,489	$214,285,093.00
Fee Offset Sources	RumbleOn, Inc.	S-3	333-260151		October 8, 2021								$19,864.23
Fee Offset Claims	RumbleOn, Inc.	S-3	333-259337	September 3, 2021		$4,550.00		Equity	Class B Common Stock, par value $0.001 per share underlying Warrants	1,212,121	$41,696,962.40
Fee Offset Sources	RumbleOn, Inc.	S-3	333-259337		September 3, 2021								$4,550.00
Fee Offset Claims	RumbleOn, Inc.	S-3	333-239285	June 26, 2020		$5,029.75		Debt	6.75% Convertible Senior Notes due 2025	$38,750,000.00	$38,750,000.00
Fee Offset Sources	RumbleOn, Inc.	S-3	333-239285		June 26, 2020								$5,029.75
Fee Offset Claims	RumbleOn, Inc.	S-3	333-239285	June 26, 2020			(5)	Debt Convertible into Equity	Class B Common Stock, par value $0.001 per share underlying the Notes	968,750		(3)
Fee Offset Sources	RumbleOn, Inc.	S-3	333-239285		June 26, 2020									(5)
Fee Offset Claims	RumbleOn, Inc.	S-3	333-231631	May 21, 2019		$5.72		Equity	Class B Common Stock, par value $0.001 per share underlying Warrants	9,573	$47,194.89
Fee Offset Sources	RumbleOn, Inc.	S-3	333-231631		May 21, 2019								$1,463.88
Fee Offset Claims	RumbleOn, Inc.	S-3	333-228483	November 20, 2018		$15.72		Equity	Class B Common Stock, par value $0.001 per share underlying Warrants	20,950	$129,680.50
Fee Offset Sources	RumbleOn, Inc.	S-3	333-228483		November 20, 2018								2,288.91
Fee Offset Claims	RumbleOn, Inc.	S-3	333-226514	July 30, 2018		$63.00		Equity	Class B Common Stock, par value $0.001 per share underlying Warrants	81,818	$501,545
Fee Offset Sources	RumbleOn, Inc.	S-3	333-226514		July 30, 2018								$63.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of Class B Common Stock that may become issuable as a result of any stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act.

(3)	Includes 968,750 shares of Class B Common Stock issuable upon conversion of the 6.75% Convertible Senior Notes due 2025 (the “Notes”) at an initial conversion rate of 25 shares of Class B Common Stock per $1,000 principal amount of the Notes, which is equal to a conversion price of approximately $40.00 per share of Class B Common Stock. As of the date of this prospectus, this represents the maximum number of shares of Class B Common Stock issuable upon conversion of the Notes.

(4)	An aggregate of 7,977,977 shares of Class B Common Stock, consisting of 5,791,489 shares of Class B Common Stock, 968,750 shares of Class B Common Stock issuable upon conversion of the 6.75% Convertible Senior Notes due 2025 (the “Notes”), and 1,217,738 shares of Class B Common Stock issuable upon conversion of outstanding warrants and $38,750,000 of Notes were previously registered for resale pursuant to the Company’s previously filed Registration Statements on Form S-3 (File No. 333-260151, File No. 333-259337, File No. 333-239285, File No. 333-231631, File No. 333-228483, and File No. 333-226514) (collectively, the “Prior Registration Statements”). The Prior Registration Statements are no longer effective as the Company is currently ineligible to use Form S-3.

(5)	Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of Class B Common Stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.